Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Terex Corporation of our report dated March 4, 2004 relating to the financial statements and financial statement schedule, which appears in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------
Stamford, CT
April 12, 2004